Application for Individual Life Insurance Nationwide Life And Annuity Insurance Company [PO Box 182835, Columbus, Ohio 43218-2835 Fax to: 1-888-677-7393 • www.nationwide.com]

Part B – Personal And Health Information
1. Proposed Insured(s)
Proposed Primary Insured (First, MI, Last)			SSN/Tax ID #
John D. Doe			000-00-0000
Proposed Additional Insured (First, MI, Last)			SSN/Tax ID #
2. Tobacco Use
Proposed Primary Insured		Proposed Additional Insured
In the past 5 years, have you vaped or used tobacco, nicotine or marijuana in any form?
☐ Yes ☐ No		☐ Yes ☐ No
If “yes”, date last used.		If “yes”, date last used.
	(mm/yyyy)		(mm/yyyy)
If “yes”, check all forms of tobacco or nicotine products used. If Cigar, please provide the number used per month.
☐ Cigarettes	☐ Cigar(s)	☐ Cigarettes	☐ Cigar(s)
☐ E-Cigarettes/Vapor	☐ Pipe	☐ E-Cigarettes/Vapor	☐ Pipe
☐ Chewing Tobacco/Snuff	☐ Hookah	☐ Chewing Tobacco/Snuff	☐ Hookah
☐ Other Tobacco	☐ Marijuana	☐ Other Tobacco	☐ Marijuana
☐ Nicotine Products (Gum, Patch, etc.)		☐ Nicotine Products (Gum, Patch, etc.)

3. Physical Measurements – Fill in information for the Proposed Primary Insured and Proposed Additional Insured.
	Height	Current Weight	Weight 1 Year Ago	Details of Weight Gain or Loss
Proposed Primary Insured
Proposed Additional Insured

4. Personal Physicians – If Child Rider coverage is requested, use an additional blank sheet to add Personal Physician information for each child.
	Proposed Primary Insured	Proposed Additional Insured	Any Child
Name of Personal Physician:
Address:
Telephone Number:
Date Last Consulted:
Reason Last Consulted and Outcome:
Treatment Given or Medication Prescribed:

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5. Personal Details – Explain all “yes” answers in Section 6 Details box below unless instructed otherwise.
All questions are to be answered by each Proposed Insured. For each “yes” answer, indicate the appropriate item(s) and provide details.	Proposed Primary Insured		Proposed Additional Insured		Any Child
	Yes	No	Yes	No	Yes	No

a. Have you ever had any application for Life Insurance (or any application for reinstatement for Life Insurance) declined, postponed, rated-up, or limited?	☐	☒	☐	☐	☐	☐

b. In the past 5 years, have you applied for or received disability payments for any illness or injury?	☐	☒	☐	☐	☐	☐

c.   In the past 2 years, have you engaged in, or do you intend to engage in within the next 12 months: flying as pilot; organized racing of any type of motor-powered vehicle; scuba diving, mountain climbing, or any type of sky sports? (If “yes”, please complete an Aviation/Hazardous Activities Questionnaire.)

	☐	☒	☐	☐	☐	☐

d.  In the past 5 years, have you pled guilty to or been convicted of reckless driving, driving under the influence of alcohol or drugs, had a driver’s license suspended or revoked, or in the past 3 years had more than three moving violations?

	☐	☒	☐	☐	☐	☐

e. Have you ever been convicted of, or pled guilty or no contest to a felony or been charged with a violation of any criminal law that is still pending?	☐	☒	☐	☐	☐	☐

f. In the next 12 months, do you plan to travel or reside outside of the United States? (If “yes”, complete Supplement for Foreign Nationals or Travel.)	☐	☒	☐	☐	☐	☐

g. Are you a member or plan to be a member of the US Armed Forces, National Guard, or Reserves? (If “yes”, complete Military Status Questionnaire.)	☐	☒	☐	☐	☐	☐

h. Have you had any bankruptcies in the past 7 years or do you have any suits or judgments pending against you at this time?	☐	☒	☐	☐	☐	☐

i.   To the best of your knowledge, do you have a parent or sibling who died from cancer or cardiovascular disease prior to age 60? (If “yes”, provide relationship to Proposed Insured(s), age at death, and cause of death, and if cancer, provide type.)

	☐	☒	☐	☐	☐	☐

6. Explanation of Personal Details – If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) should sign and date additional pages.
Question Letter	Person	Dates	Details

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7. Health Questions – All questions are to be answered by each Proposed Insured. Explain all “yes” answers in Section 8 Details box unless instructed otherwise. See Section 9 Appendix for reference.
Within the past 10 years, has a licensed medical professional diagnosed you with, or treated you for any of the following medical conditions:	Proposed Primary Insured		Proposed Additional Insured		Any Child
	Yes	No	Yes	No	Yes	No
a. AIDS (Acquired Immune Deficiency Syndrome), HIV (Human Immunodeficiency Virus), or other AIDS-related condition?	☐	☒	☐	☐	☐	☐
b. Disease or disorder of the heart?	☐	☒	☐	☐	☐	☐
c. Disease or disorder of the arteries, blood, or blood vessels?	☐	☒	☐	☐	☐	☐
d. Diabetes or any disorder of the endocrine system?	☐	☒	☐	☐	☐	☐
e. Disease or disorder of the brain, muscle, or nervous system?	☐	☒	☐	☐	☐	☐
f. Disease or disorder of the lungs or respiratory system?	☐	☒	☐	☐	☐	☐
g. Cancer or tumors (other than basal cell carcinoma)?	☐	☒	☐	☐	☐	☐
h. Disease or disorder of the kidneys or liver?	☐	☒	☐	☐	☐	☐
i. Disease or disorder of the stomach or digestive system?	☐	☒	☐	☐	☐	☐
j. Disease or disorder of the bones, joints, or back?	☐	☒	☐	☐	☐	☐
k. Auto-Immune (other than HIV) or connective tissue disorder?	☐	☒	☐	☐	☐	☐
l. Behavioral, psychological, or psychiatric disorder (including depression or anxiety)?	☐	☒	☐	☐	☐	☐
m. Alcoholism, alcohol abuse, drug addiction, or illegal drug use?	☐	☒	☐	☐	☐	☐
n. Disease of the ears, nose, throat, or eyes (excluding vision correction)?	☐	☒	☐	☐	☐	☐
o. Disease or disorder of the reproductive system?	☐	☒	☐	☐	☐	☐
Have you in the past 5 years:
p. Consulted, been referred to, or been examined or treated by any health care professional or facility not already disclosed?	☐	☒	☐	☐	☐	☐
q. Had any abnormal test that has not already been disclosed (excluding HIV)?	☐	☒	☐	☐	☐	☐
r. Been medically advised to have any surgery, hospitalization, treatment or test that was not completed or results that you have not received (excluding HIV)?	☐	☒	☐	☐	☐	☐
s. Taken or is currently taking any medications, other than already disclosed, to include prescription or over-the-counter medications for more than 5 days? (Give details of dosage and frequency.)	☐	☒	☐	☐	☐	☐

8. Details of Health History – If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) should sign and date additional pages.

Question Letter	Person	Dates	Details (Be specific. Give full names, addresses and telephone numbers (if available) of physicians, hospitals, etc.)

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9. Appendix to Section 7 Health Questions
a. AIDS (Acquired Immune Deficiency Syndrome), HIV (Human Immunodeficiency Virus), or other AIDS-related condition

b.  Including, but not limited to, heart attack, chest pain, shortness of breath, congestive heart failure, heart murmur, valvular heart disease, irregular heart beat, palpitations, high blood pressure, or other defects or disorders of the heart

c.   Including, but not limited to, aneurysm, peripheral vascular disease, or any blockage or narrowing of the arteries or veins or other disorder of the blood vessels, anemia, elevated cholesterol, hemophilia, clotting factors, or any other disorders of the red or white blood cells or platelets

d. Including, but not limited to, diabetes, high blood sugar, sugar in the urine, thyroid, parathyroid, pituitary, or any other disorders of the endocrine system

e.   Including, but not limited to, stroke or TIA (transient ischemic attack), Alzheimer’s disease, dementia, memory loss, cognitive disorder, seizure, multiple sclerosis, muscular dystrophy, cerebral palsy, Parkinson’s disease, ALS (Lou Gehrig’s disease), or any form of muscular atrophy, or any other brain, spinal cord, or nervous system disorder

f. Including, but not limited to, asthma, emphysema, COPD (Chronic Obstructive Pulmonary Disease), sleep apnea, or any other disease or disorder of lungs or respiratory system
g. Including, but not limited to, leukemia, lymphoma, any malignant or benign tumor, cyst or polyp, or any disorder of the lymph glands
h. Including, but not limited to, cirrhosis, hepatitis, protein or blood in urine, or any other disease or disorder of the kidney or liver
i. Including, but not limited to, ulcerative colitis, Crohn’s Disease, disease or disorder of the stomach, pancreas, gall bladder, or any other disease or disorder of the intestinal or digestive tract
j. Including, but not limited to, arthritis, rheumatism, or any disease or disorder of the back, spine, bones, or joints
k. Including, but not limited to, lupus, scleroderma, or any other connective tissue or other auto-immune disease
l. Including, but not limited to, depression, anxiety, attention deficit disorders, bipolar, eating disorders, schizophrenia, or any other mental, behavioral, psychological, or psychiatric disorders
m. Including, but not limited to, cocaine, narcotics, or misuse of prescription medication other than advised by a physician
n. Disease of the ears, nose, throat, or eyes (excluding vision correction)
o. Including, but not limited to, ovarian cyst/tumors, prostate enlargement, testicular mass, or any other disease or disorder of the reproductive system or breasts
10. Fraud Statement
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
11. Proposed Insured(s)
I acknowledge that all the statements and answers on this form are complete and true to the best of my knowledge and belief, whether written by my own hand or not, and I agree that they are to be the basis for any insurance issued hereon. I agree that a copy of this Part B shall be attached to and form a part of any policy issued.

Signed this day of	July 28 ,	2008
	Month/Day	Year

X	Joe Examiner	X	John Doe
	Signature of Proposed Primary Insured		Signature of Proposed Additional Insured
(or parent if Proposed Primary Insured is under age 15)			(if to be Insured)

Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2017 Nationwide

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